SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Item 5. Other Events

See TECO Energy, Inc.’s press release dated July 6, 2004 filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the completion of the early replacement of its credit facility with a new $200 million three-year bank credit facility. See also the Credit Agreement dated as of June 30, 2004, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Credit Agreement dated as of June 30, 2004, among TECO Energy, Inc., as Borrower, TECO Finance, Inc., as LC Obligor, the Lenders and LC Issuing Banks named therein and JPMorgan Chase Bank, as Administrative Agent.

99.1	Press release dated July 6, 2004 announcing the completion of the early replacement of TECO Energy, Inc.’s credit facility with a new $200 million three-year bank credit facility.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 6, 2004	TECO ENERGY, INC.
Registrant

	By:	/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Credit Agreement dated as of June 30, 2004, among TECO Energy, Inc., as Borrower, TECO Finance, Inc., as LC Obligor, the Lenders and LC Issuing Banks named therein and JPMorgan Chase Bank, as Administrative Agent.

99.1	Press release dated July 6, 2004 announcing the completion of the early replacement of TECO Energy, Inc.’s credit facility with a new $200 million three-year bank credit facility.

4